Exhibit 99.1

 New York Community Bancorp, Inc. Places $120.0 Million of Floating Rate Trust
                          Preferred Capital Securities

    WESTBURY, N.Y.--(BUSINESS WIRE)--Dec. 14, 2006--New York Community Bancorp, Inc. (NYSE: NYB) (the "Company") today announced that it has completed a private placement of $120.0 million of floating rate trust preferred capital securities. The annual interest rate will be a floating rate equal to the three-month London Interbank Offered Rate (LIBOR) plus 1.60%.

    As previously announced, the Company intends to use the proceeds from the issuance of the new trust preferred capital securities to fund the redemption of $121.3 million of previously issued trust preferred capital securities that featured floating interest rates equal to the three- and six-month LIBOR plus a range of 3.60% to 3.75%. The Company expects to complete the redemption by December 28, 2006.

    The new trust preferred capital securities were issued by a statutory business trust formed by the Company and were sold to a pooled investment vehicle sponsored by FTN Financial Capital Markets and Keefe, Bruyette & Woods, Inc. in a private placement offering pursuant to an applicable exemption from registration under the Securities Act of 1933, as amended.

    New York Community Bancorp, Inc. is the holding company for New York Community Bank and New York Commercial Bank, and the leading producer of multi-family loans for portfolio in New York City. A New York State-chartered savings bank with 137 offices serving New York City, Long Island, Westchester County, and northern New Jersey, New York Community Bank is the third largest thrift depository in the New York metropolitan region, and operates through seven local divisions:
Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. A New York State-chartered commercial bank, New York Commercial Bank currently has 29 branches serving Manhattan, Queens, Brooklyn, Westchester County, and Long Island. Additional information about New York Community Bancorp, Inc. and its bank subsidiaries is available at www.myNYCB.com.

        Forward-looking Statements and Associated Risk Factors

    This release, like other written and oral communications presented by the Company and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

    Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, are generally identified by use of the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

    There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to, general economic conditions and trends, either nationally or locally in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, future cash flows, or the market value of our assets; changes in banking, securities, tax, environmental, and insurance laws, regulations, and policies, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; changes in legislation and regulation; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control.

    Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as may be required by applicable law or regulation, the Company disclaims any obligation to update any forward-looking statements.

    CONTACT: New York Community Bancorp, Inc.
             Ilene A. Angarola
             First Senior Vice President
             Investor Relations
             516-683-4420